SUB-ITEM 77C



Results of Annual Meeting of Shareholders

The Annual Meeting of Shareholders of
ClearBridge Energy MLP Fund Inc. was held on
April 7, 2017, for the purpose of considering and voting upon the election of Directors.

The following table provides information concerning the matter voted upon at the meeting:


Election of directors



Nominees
Common Shares
Common Shares


and Preferred
and Preferred


Shares (together,
Shares (together,
Preferred
Preferred

as a single class)
as a single class)
Shares
Shares

Votes For
Votes Withheld
Votes For
Votes Withheld
Carol L. Colman
63,394,311
1,042,482
0
0
Daniel P. Cronin
0
0
420
0
Paolo M. Cucchi
63,266,414
1,152,379
0
0